CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “The Fund’s Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of the Miller Income Opportunity Trust.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

February 26, 2014